Exhibit 1.02

THE COMPANIES ACTS 1985 AND 1989

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

BRITISH ENERGY GROUP PLC

1.	The Company’s name is “British Energy Group plc”.

2.	The Company is to be a public company.

3.	The Company’s registered office is to be situated in Scotland.

4.	The Company’s objects are:

(A)	To carry on the business of a holding company, to co-ordinate the policy, management and administration of any companies, corporations or undertakings in which the Company is a member or participant or otherwise interested whether directly or indirectly, or which are controlled directly or indirectly by or associated with the Company in any manner, or all or any part of the businesses or operations of any such companies, corporations or undertakings, to guarantee, assist financially, subsidise or otherwise support any such companies, corporations or undertakings, and, for any such companies, corporations or undertakings, to provide administrative, executive, managerial, secretarial, accountancy, treasury, personnel, corporate communications or any other services of a similar nature or staff, office accommodation or social or welfare services facilities, to act as secretaries, directors, registrars, managers and agents thereof and to do anything which will or may promote the efficiency and profitability of the businesses carried on by any such companies, corporations or undertakings.

(B)	To acquire (whether by original subscription, tender, purchase, exchange or otherwise) the whole or any part of the stock, shares, debentures, debenture stocks, bonds and other securities issued or guaranteed by any company, corporation or undertaking constituted or carrying on businesses in any part of the world or by any government, sovereign ruler, commissioners, public body or authority and to hold the same as investments, and to sell, exchange, carry and dispose of the same.

(C)	To carry on all or any of the businesses of procurers, generators, suppliers, distributors, transformers, converters, transmitters, producers, manufacturers, processors, developers, storers, carriers, importers and exporters of, and dealers in, electricity, derived from whatever source including without limitation heat, solar, wind, hydro, wave, tidal, geothermal, biological and nuclear energy, or any other forms of energy, and any products derived from or connected with any of these activities, and in any manner whatsoever in the United Kingdom or elsewhere and for all purposes, and acquirers or suppliers of electricity or other sources or forms of energy from, and providers of bulk or other supplies thereof to, any person for own use, supply, distribution, transformation, conversion, transmission, processing, development, storing, carrying, importing and exporting, dealing or otherwise in the United Kingdom or elsewhere.

(D)	To plan, locate, design, establish, build, construct, equip, operate, make, use, administer, manage and maintain, improve, enlarge, alter, repair, refurbish, replace and remove, shut down, decommission, make safe, dispose of in a safe manner, and carry out works in respect of, any generating station (including, without limitation to the generality of the foregoing, any nuclear power station or station powered by renewable sources of energy), sub-station, transformer station, pumping station, building, plant, equipment, electric main works and any facilities ancillary to the operation or use of any such station.

(E)	To construct, lay, place, operate, use, inspect, maintain, improve, enlarge, alter, protect, repair, replace and remove, and to carry on works in respect of, electric wires (including those overhead and underground), cables, lines, plant and equipment and facilities ancillary to the operation or use of a transmission network or distribution network, and to acquire, operate and maintain the consents, authorisations, wayleaves, easements and other rights capable or possibly capable of facilitating the aforesaid.

(F)	To acquire (whether by purchase, lease, concession, grant, hire or otherwise), establish, develop, exploit, operate and maintain land, airspace, foreshore, claims, wells, mines, licences, consents or authorisations, concessions, drilling and mining rights, exploration and production rights, and rights and interests of all descriptions in or relating to the same, which may seem to the Company capable or possibly capable of facilitating the procurement, generation, supply, distribution, transformation, conversion, transmission, production, manufacture, processing, development, storing, carrying, import and export of, or dealing in, electricity and any products derived from or connected with any of those activities, or of affording a supply of natural or other gas, petroleum or other hydro-carbons, coal and other minerals or uranium and other nuclear fuels, heat, solar, tidal, hydro, wind, wave, geothermal, biological and all other forms of energy, or of chemicals.

(G)	To install in any premises or place and to operate, use, inspect, maintain, repair, replace and remove heaters or other devices for assessing the quantity and/or quality of supplies of electricity, gas and other substances and forms of energy and for other purposes connected with such supplies.

(H)	To do anything that an electricity generator, electricity distributor, electricity supplier or electricity transmitter is empowered, permitted, authorised or required to do under or by virtue of, or under or by virtue of any licence granted under, any enactment and to apply for, hold and exploit any other licence or authorisation which may be granted to the Company pursuant to any statute or statutory instrument and to do any and all things which the Company is empowered, permitted, authorised or required to do thereunder.

(I)	To plan, locate, design, establish, build, construct, equip, operate, make, use, administer, manage and maintain, improve, enlarge, alter, repair, refurbish, replace and remove, shut down, decommission, make safe, dispose of in a safe manner, and carry out works in respect of, all assets employed on any electricity generation or transmission system and on any distribution or supply system, all facilities, including production, treatment, processing, conversion, loading and storing facilities (including nuclear processing plants, enrichment facilities and waste-storage facilities and underground and offshore storage facilities), refineries, buildings (including those which are part of combined heat and power schemes), offices, factories, works, warehouses, plants, platforms, derricks, transmission towers or pylons, rigs, wind structures, dams and associated structures, testing sites, offshore wave structures, installations (including without limitation solar power and geothermal installations), depots, distribution stations and sub-stations, pumping stations, compressor stations, laboratories, research stations, wharves, jetties, terminals, transport facilities, canals, roads, railways, tunnels, airports and structures of all kinds, whether for the purposes of the Company or for sale or hire to, or in return for any consideration from, any person, and to purchase or otherwise acquire, lease, charter and take or let on hire any of the same, and contribute to, or assist in, or carry out any part of, any operation in respect of the same.

(J)	To carry on all or any of the businesses of suppliers, distributors, designers, developers, manufacturers, installers, fitters, repairers, maintainers, importers and exporters of and dealers in, electrical plant and machinery and all kinds of goods, equipment, fittings, machinery, materials and installations connected with the generation, transformation, transmission, supply, and use of electricity for domestic, industrial, commercial or other purposes, or for the conservation of electricity or other forms of energy.

(K)	To carry on all or any of the businesses of inspectors, maintainers, repairers, reconditioners, services, coaters, designers, developers, manufacturers, constructors, installers, layers, fitters, hirers, letters on hire, suppliers, distributors, importers and exporters of, and dealers in, generating station, sub-station and transformer station plant and equipment (including without limitation nuclear plant and equipment), transmission lines and cables, distribution lines and cables, pipes and pipe lines, equipment ancillary to the operation and use of generating stations, transmission and distribution lines and cables, pipes, pipe lines and any other conducting media, pylons, platforms, tunnels, overhead wires and electricity poles, dams and associated structures, wind stations (including wind “farms”), solar power and geothermal structures, tidal and wave power structures, platforms, derricks, rigs, terminals, and facilities of all kinds, tools and machinery, technical, engineering and other equipment, plant, components, accessories and supplies of every description.

(L)	To carry on all or any of the businesses of procurers, suppliers, distributors, producers, developers, manufacturers, purchasers, refiners, distillers, processors, converters, storers, carriers, importers and exporters, explorers, miners and prospectors for, and dealers in petroleum and other hydrocarbons, natural and other gases, coal and other minerals, uranium and other nuclear fuel raw materials, and any other energy raw materials, chemicals, and products derived from or connected with any of them (including processing and re-processing, irradiating, and storing and disposing of nuclear fuel, whether radioactive or not).

(M)	To carry on all or any of the businesses of consultants, advisers and suppliers of management, personnel, and training, design, construction, technical, scientific, engineering, environmental, decommissioning and any other services, whether generally or in respect of one or more of the types of business or activity which the Company or its subsidiaries has power to carry on, and to provide training and educational courses, instruction and materials, of every description for employees of the Company or its subsidiaries and for other persons.

(N)	To carry on all or any of the businesses of, and provide services associated with, engineers (including, without limitation, electrical, gas, petroleum, environmental, drilling, construction, mechanical, heating, ventilation, civil, nuclear, chemical, telecommunications, computer and data information engineers), environmental biologists, physicists (including without limitation nuclear and health physicists), chemists, physicians and specialists in medicine, mechanics, technicians, geologists, draftsmen, designers, surveyors, architects and builders.

(O)	To carry on business as inventors, researchers and developers and to conduct, promote and commission, research and/or development of all kinds, whether related to the generation, production, transmission, supply or distribution of electricity or any form of energy or otherwise or the decommissioning, shut down or disposal in a safe manner of any type of plant, machinery, buildings and equipment used in connection with the generation, production, transmission, supply or distribution of electricity or any other form of energy, and to exploit and turn to account the results of any such research or research and development carried out by or for the Company.

(P)	To carry on all or any of the businesses of running, operating, managing or co-operating in projects or works designed to restore, preserve, improve and protect the environment and/or conserve energy.

(Q)	Subject to such terms and conditions as the directors may think fit, to enter into, carry on and participate in financial transactions and operations of all kinds including, without limitation, swaps, options (including traded options), swap option contracts, forward exchange contracts, futures contracts, forward rate agreements, contracts for differences, caps, collars, floors and any other financial instruments (including hedging agreements of any kind) or any combination thereof or any option with respect to any such financial transaction or operation all or any of which may be on a fixed and floating basis and/or in respect of Sterling (and any other currency or basket of currencies including but not limited to European Currency Units (as the same may from time to time be designated or constituted)) or commodities of any kind and in the case of such financial transactions and operations they may be undertaken by the Company on a speculative basis or in connection with the management of financial risks relating to the Company or any other company, firm or person or otherwise on such terms as the directors may think fit and with or without security, and to undertake, carry on and execute all kinds of financial, commercial, trading, trust, agency and other operations.

(R)	To carry on any other trade or business which can in the opinion of the directors be advantageously carried on by the Company in connection with or ancillary to any of the businesses of the Company.

(S)	To buy, sell, manufacture, repair, alter, improve, manipulate, prepare for market, let on hire, and generally deal in all kinds of plant, machinery, apparatus, tools, utensils, materials, produce, substances, articles and things for the purpose of any of the businesses specified in this clause 4, or which may be required by persons having, or about to have, dealings with the Company.

(T)	To build, construct, maintain, alter, enlarge, pull down, remove and replace any buildings, shops, factories, offices, works, machinery and engines, and to work, manage and control these things.

(U)	To enter into contracts, agreements and arrangements with any person for the carrying out by that person on behalf of the Company of any object for which the Company is formed.

(V)	To acquire, undertake and carry on the whole or any part of the business, property and liabilities of any person carrying on any business which may in the opinion of the directors be capable of being conveniently carried on, or calculated directly or indirectly to enhance the value of or make profitable any of the Company’s property or rights, or any property suitable for the purposes of the Company.

(W)	To enter into any arrangement with a government or authority, whether national, international, supreme, municipal, local or otherwise, that may in the opinion of the directors be conducive to any object of the Company, and to obtain from that government or authority any right, privilege or concession which in the opinion of the directors is desirable, and to carry out, exercise and comply with that arrangement, right, privilege or concession.

(X)	To apply for, purchase and by other means acquire, protect, prolong and renew any patent, patent right, brevet d’invention, licence, secret process, invention, trade mark, service mark, copyright, registered design, protection, concession and right of the same or similar effect or nature, and to use, turn to account, manufacture under and grant licences and privileges in respect of those things, and to spend money in experimenting with, testing, researching, improving and seeking to improve any of those things.

(Y)	To acquire an interest in, amalgamate with and enter into partnership or any arrangement for the sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person, or with any employees of the Company. To lend money to, guarantee the contracts of, and otherwise assist that person or those employees, and to take and otherwise acquire an interest in that person’s shares or other securities and to sell, hold, re-issue, with or without guarantee, and otherwise deal with those shares or other securities.

(Z)	To lend money to, subsidise and assist any person, to act as agents for the collection, receipt and payment of money and generally to act as agents and brokers for and perform services for any person, and to undertake and perform sub-contracts.

(AA)	To enter into any guarantee or contract of indemnity or suretyship, and to provide security, including, without limitation, the guarantee and provision of security for the performance of the obligations of or the payment of any money (including, without limitation, capital, principal, premiums, dividends, interest, commissions, charges, discount and any related costs or expenses whether on shares or other securities) by any person including, without limitation, any body corporate which is for the time being the Company’s holding company, the Company’s subsidiary undertaking, a subsidiary undertaking of the Company’s holding company or any person which is for the time being a member or otherwise has an interest in the Company or is associated with the Company in any business or venture, with or without the Company receiving any consideration or advantage (whether direct or indirect), and whether by personal covenant or mortgage, charge or lien over all or part of the Company’s undertaking, property, assets or uncalled capital (present and future) or by other means. For the purposes of this paragraph (AA) “guarantee” includes any obligation, however described, to pay, satisfy, provide funds for the payment or satisfaction of (including, without limitation, by advance of money, purchase of or subscription for shares or other securities and purchase of assets or services), indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person.

(BB)	To promote, finance and assist any person for the purpose of acquiring all or any of the property, rights and undertaking or assuming the liabilities of the Company, or for any other purpose which may in the opinion of the directors directly or indirectly benefit the Company, and in that connection to place, guarantee the placing of, underwrite, subscribe for and otherwise acquire all or any part of the shares or other securities of a body corporate.

(CC)	To pay out of the funds of the Company all or any expenses which the Company may lawfully pay of or incidental to the formation, registration, promotion and advertising of and raising money for the Company and the issue of its shares or other securities, including, without limitation, those incurred in connection with the advertising and offering of its shares or other securities for sale or subscription, brokerage and commissions for obtaining applications for and taking, placing, underwriting or procuring the underwriting of its shares or other securities.

(DD)	To remunerate any person for services rendered or to be rendered to the Company, including without limitation by cash payment or by the allotment of shares or other securities of the Company, credited as paid up in full or in part.

(EE)	To purchase, take on lease, exchange, hire and otherwise acquire any real or personal property and any right or privilege over or in respect of it.

(FF)	To receive money on deposit on any terms the directors think fit.

(GG)	To invest and deal with the Company’s money and funds in any way the directors think fit.

(HH)	To lend money and give credit with or without security.

(II)	To borrow, raise and secure the payment of money in any way the directors think fit, including, without limitation, by the issue of debentures and other securities, perpetual or otherwise, charged on all or any of the Company’s property (present and future) or its uncalled capital, and to purchase, redeem and pay off those securities.

(JJ)	To remunerate any person for services rendered or to be rendered in placing, assisting and guaranteeing the placing and procuring the underwriting of any share or other security of the Company or of any person in which the Company may be interested or proposes to be interested, or in connection with the conduct of the business of the Company, including, without limitation, by cash payment or by the allotment of shares or other securities of the Company, credited as paid up in full or in part.

(KK)	To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(LL)	To sell, lease, exchange, let on hire and dispose of any real or personal property and the whole or part of the undertaking of the Company, for such consideration as the directors think fit, including, without limitation, for shares, debentures or other securities, whether fully or partly paid up, of any person, whether or not having objects (altogether or in part) similar to those of the Company. To hold any shares, debentures and other securities so acquired, and to improve, manage, develop, sell, exchange, lease, mortgage, dispose of, grant options over, turn to account or otherwise deal with all or any part of the property or rights of the Company.

(MM)	To adopt any means of publicising and making known the businesses, services and products of the Company as the directors think fit, including, without limitation, advertisement, publication and distribution of notices, circulars, books and periodicals, purchase and exhibition of works of art and interest and granting and making of prizes, rewards and donations.

(NN)	To support, subscribe to and contribute to any charitable or public object and any institution, society and club which may be for the benefit of the Company or persons who are or were directors, officers or employees of the Company, its predecessor in business, any subsidiary of the Company or any person allied to or associated with the Company, or which may be connected with any town or place where the Company carries on business. To subsidise and assist any association of employers or employees and any trade association. To grant pensions, gratuities, annuities and charitable aid and to provide advantages, facilities and services to any person (including any director or former director) who may have been employed by or provided services to the Company, its predecessor in business, any subsidiary of the Company or any person allied to or associated with the Company and to the spouses, children, dependants and relatives of those persons and to make advance provision for the payment of those pensions, gratuities and annuities by establishing or acceding to any trust, scheme or arrangement (whether or not capable of approval by the Commissioners of Inland Revenue under any relevant legislation) the directors think fit, to appoint trustees and to act as trustee of any trust, scheme or arrangement, and to make payments towards insurance for the benefit of those persons and their spouses, children, dependants and relatives.

(OO)	To establish and contribute to any scheme for the purchase or subscription by trustees of shares or other securities of the Company to be held for the benefit of the employees of the Company, any subsidiary undertaking of the Company or any person allied to or associated with the Company, to lend money to those employees or to trustees on their behalf to enable them to purchase or subscribe for shares or other securities of the Company and to formulate and carry into effect any scheme for sharing the profits of the Company with employees.

(PP)	To apply for, promote and obtain any Act of Parliament and any order or licence of any government department or authority (including, without limitation, the Department of Trade and Industry) to enable the Company to carry any of its objects into effect, to effect any modification of the Company’s constitution and for any other purpose which the directors think fit, and to oppose any proceeding or application which may in the opinion of the directors directly or indirectly prejudice the Company’s interests.

(QQ)	To establish, grant and take up agencies, and to do all other things the directors may deem conducive to the carrying on of the Company’s business as principal or agent, and to remunerate any person in connection with the establishment or granting of an agency on the terms and conditions the directors think fit.

(RR)	To distribute among the shareholders in specie any of the Company’s property and any proceeds of sale or disposal of any of the Company’s property and for that purpose to distinguish and separate capital from profits, but no distribution amounting to a reduction of capital may be made without any sanction required by law.

(SS)	To purchase and maintain insurance for the benefit of any person who is or was an officer or employee of the Company, a subsidiary undertaking of the Company or a company in which the Company has or had an interest (whether direct or indirect) or who is or was trustee of any retirement benefits scheme or any other trust in which any officer or employee or former officer or employee is or has been interested, indemnifying that person against liability for negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against.

(TT)	To amalgamate with any other person and to procure the Company to be registered or recognised in any part of the world.

(UU)	Subject to the Act, to give (whether directly or indirectly) any kind of financial assistance (as defined in section 152(1)(a) of the Act) for any purpose specified in section 151(1) or section 151(2) of the Act.

(VV)	To do all or any of the things provided in any paragraph of this clause 4:

(i)	in any part of the world;

(ii)	as principal, agent, contractor, trustee or otherwise;

(iii)	by or through trustees, agents, sub-contractors or otherwise; and

(iv)	alone or with another person or persons.

(WW)	To do all things that are in the opinion of the directors incidental or conducive to the attainment of all or any of the Company’s objects, or the exercise of all or any of its powers.

The objects specified in each paragraph of this clause 4 shall, except where otherwise provided in that paragraph, be regarded as independent objects, and are not limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company. None of the paragraphs of this clause 4 or the objects or powers specified or conferred in or by them is deemed subsidiary or ancillary to the objects or powers mentioned in any other paragraph. The Company has as full a power to exercise all or any of the objects and powers provided in each such paragraph as if each paragraph contained the objects of a separate company.

In this clause 4, a reference to:

(i)	a “person” includes a reference to a body corporate, association or partnership whether domiciled in the United Kingdom or elsewhere and whether incorporated or unincorporated;

(ii)	the “Act” is, unless the context otherwise requires, a reference to the Companies Act 1985, as modified or re-enacted or both from time to time;

(iii)	a “subsidiary undertaking” is to be construed in accordance with section 258 of the Act; and

(iv)	a “holding company” is to be construed in accordance with section 736 of the Act.

5.	The liability of each member is limited.

6.	The authorised share capital of the Company is £50,000 divided into 50,000 ordinary shares of £1 each.

WE, the subscribers to this memorandum of association wish to be formed into a company pursuant to this memorandum and we agree to take the number of shares in the capital of the company shown opposite our respective names.

NAME AND ADDRESS OF SUBSCRIBERS	NUMBER OF SHARES
Robert Malcolm Armour 88 Ravelston Dykes Edinburgh EH12 6HE	49,999

Jean MacDonald 32 Hills Road Strathaven ML10 6LQ	1

Name and Address of Subscribers

Robert Malcolm Armour

88 Ravelston Dykes

Edinburgh

EH16 6HE

Robert Malcolm Armour

Dated the day          of                      2004

WITNESS to the above signature: -

Full Name: -

Address: -

Witness

Jean Elizabeth MacDonald

32 Hills Road

Strathaven

ML10 6LQ

Jean Elizabeth MacDonald

Dated the day          of                      2004

WITNESS to the above signature: -

Full Name: -

Address: -

Witness